EXHIBIT 32
STATEMENT OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER OF
GENUINE PARTS COMPANY
PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Quarterly Report of Genuine Parts Company (the “Company”) on Form 10-Q for the quarter ended June 30, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, William P. Stengel, II, Chairman and Chief Executive Officer of the Company, and, I, Bert Nappier, Executive Vice President and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

1	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ William P. Stengel, II	/s/ Bert Nappier
William P. Stengel, II President and Chief Executive Officer	Bert Nappier Executive Vice President and Chief Financial Officer
July 22, 2025	July 22, 2025